As  filed with the Securities and Exchange Commission on
October 14, 1996
                                      Registration No. 33
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                      ___________________

                            FORM S-8 REGISTRATION STATEMENT
                Under the Securities Act of 1933
                        ________________

                    ICG COMMUNICATIONS, INC.
       (Exact name of registrant as specified in its Charter)

Delaware                   4813, 4899
                                                               84-1342022
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                          Identification No.)
       (Primary Standard Industrial Classification Code Number)

                    9605 East Maroon Circle
                          P.O. Box 6742
                   Englewood, Colorado 80155-6742
                         (303) 572-5960

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


      ICG COMMUNICATIONS, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN

                    (Full title of the Plan)

__________________

                        John D. Field
                   Executive Vice President
                    ICG Communications,Inc.
                    9605 East Maroon Circle
                       P.O. Box 6742
                 Englewood, Colorado 80155-6742
                         (303) 572-5960

(Name, address, including zip code,and telephone number, including area code, of agent for service)
                    _____________
                        Copy to:
                    Martin E. Freidel,Esq.
               Vice President and General Counsel
                 ICG Communications, Inc.
                  9605 East Maroon Circle
                         P.O. Box 6742
               Englewood, Colorado 80115-6742
                         (303) 572-5960



            CALCULATION OF REGISTRATION FEE

                                                   Proposed
Title of                        Proposed           Maximum         Amount of
Securities to  Amount to be  Maximum Offering      Aggregate     Registration
be Registered   Registered   Price Per Share    Offering Price         (1)

Common Stock    1,000,000      $                 $19,687,500       $6,788.79
par value $.01
per share(2)


(1)Determined pursuant to Rule 457(h)(1) of the Securities Act of 1933, based upon the average high and low prices reported on October 9, 1996.

(2)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                             PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Note: The document(s) containing the employee benefit plan information required by Item 1 of this Form and the statement of availability of registrant information and other information required by Item 2 of this Form will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").In accordance with Rule 428(a) and the requirements of Part I of Form S8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) under the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all the documents included in such file.

The Registrant was incorporated in 1996 for the purpose of effecting a plan of arrangement under which the Registrant became the parent of ICG Holdings (Canada), Inc., a Canadian federal corporation formerly known as IntelCom Group, Inc. ("Holdings-Canada"), and ICG Holdings, Inc., a Colorado corporation formerly known as IntelCom Group (U.S.A.), Inc. ("Holdings-USA") (the "Arrangement"). The Arrangement was effective on August 5, 1996. In connection with the Arrangement, Holdings-Canada changed its name to ICG Holdings (Canada), Inc. and Holdings-USA changed its name to ICG Holdings, Inc. Unless the context indicates otherwise, as used in this Prospectus the terms "Registrant" or "Company" mean, on and after August 5, 1996, ICG Communications, Inc. and, before August 5, 1996, Holdings-Canada, and its respective consolidated subsidiaries.

                            PART II

            INFORMATION REQUIRED IN THE REGISTRATION
                            STATEMENT


Item 3.  Incorporation of Documents by Reference
      The following documents filed by ICG Communications, Inc. (the "Registrant" or the "Company") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:
(a)       (1)   The Company's latest annual report filed pursuant to
                     Section 13(a) or 15(d) of the Exchange Act; or

          (2) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

(c) The description of the common stock, $.01 par value, of the Company contained in a registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a),13(c),14 and 15(d) of the Exchange Act, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents (such documents and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Item 4.  Description of Securities.

     All of the securities being registered are either registered under section 12 of the Exchange Act or are plan interests.

Item 5.   Interest of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides,generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii)under section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Articles Eighth and Tenth of the Company's Certificate of Incorporation provide as follows:

        EIGHTH:   A director of the Corporation shall not be liable to
the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except or liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


     TENTH:  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the  right of the Corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by applicable law. Expenses (including attorneys'fees) incurred in defending any civil, criminal administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the
Corporation as authorized in this section.   The indemnification provided by
this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article VIII, Section 8.1 of the Company's bylaws provide as follows:

        Indemnification. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation.

       The Corporation shall pay any expenses reasonably incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide for the payment of such expenses incurred by employees and agents of the Corporation asit deems appropriate.

      The rights conferred on any person under this Article shall not be deemed exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification and to the advancement of expenses under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these By-Laws and any other relevant provisions of the Delaware General Corporation Law and any other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

      For purposes of this Article, references to "the Corporation" shall be deemed to include any subsidiary of the Corporation now or hereafter organized under the laws of the State of Delaware.

     The Company has purchased liability insurance policies covering its directors and officers.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Exhibit Index and Exhibits at the end of this Registration Statement.

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers orsales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information srequired to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a)or Section 15(d)and each filing of the annual report of the Plan pursuant to Section 15(d)of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on October 14, 1996.
                              ICG COMMUNICATIONS, INC.

                        By:

                                   /s/ J. Shelby Bryan

                                   J. Shelby Bryan,

                                   President, Chief Executive Officer
                                   and Director

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Shelby Bryan and John D. Field, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneysinfact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                     Title                             Date



/s/ J. Shelby Bryan
____________________________  President,Chief Executive      October 10, 1996
J. Shelby Bryan                Officer and Director
                              (Principal Executive Officer)
/s/ James D. Grenfell
____________________________  Executive Vice President and   October 10, 1996
James D. Grenfell              Chief Financial Officer
                              (Principal Financial and
                                   Accounting Officer)
/s/ John D. Field
____________________________  Executive Vice President       October 10, 1996
John D. Field                 and Secretary

/s/ Harry R. Herbst
___________________________    Director                     October 10, 1996
Harry R. Herbst

/s/ Jay E. Ricks
___________________________    Director                      October 11, 1996
Jay E. Ricks

/s/ Leontis Teryazos
___________________________    Director                      October 11, 1996
Leontis Teryazos

The Plan. Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on October 14, 1996.


                              /s/ John D. Field
                          By:____________________________________________
                             ICG Communications, Inc., Plan Administrator
                             John D. Field, Executive Vice President

                    EXHIBIT INDEX

  Exhibits
  5.1             Opinion of Counsel

  23.1            Consent of KPMG Peat Marwick LLP

  23.2            Consent of Counsel(included in Exhibit 5)